Exhibit 24.6

POWER OF ATTORNEY

STATE OF ILLINOIS

COUNTY OF Cook

KNOW ALL MEN BY THESE PRESENTS that Sheli Z. Rosenberg, having an address at 1040 N. LAKE SHORE DR. CHICAGO, IL 60611, has made, constituted and appointed and BY THESE PRESENTS, does make, constitute and appoint Bruce W. Duncan and Michael J. McHugh, or either of them, having an address at Two North Riverside Plaza, Chicago, Illinois 60606, her true and lawful Attorney-in-Fact for her and her name, place and stead to sign and execute in any and all capacities this Annual Report on Form 10-K and any or all amendments to this Annual Report granting unto each of such, Attorney-in-Fact, full power and authority to do and perform each and every act and thing, requisite and necessary to be done in and about the premises, as fully, to all intents and purposes as she might or could do if personally present at the doing thereof, with full power of substitution and revocation, hereby ratifying and confirming all that each of such Attorney-in-Fact or his substitutes shall lawfully do or cause to be done by virtue hereof.

This Power of Attorney shall remain in full force and effect until terminated by the undersigned through the instrumentality of a signed writing.

IN WITNESS WHEREOF, Sheli Z. Rosenberg, has hereunto set her hand this 6th day of March, 2003.

/s/ Sheli Z. Rosenberg

Sheli Z. Rosenberg

I, Jennifer Rench, a Notary Public in and for said County in the State of aforesaid, do hereby certify that Sheli Z. Rosenberg, personally known to me to be the same person whose name is subscribed to the foregoing instrument appeared before me this day in person and acknowledged that she signed and delivered said instrument as her own free voluntary act for the uses and purposes therein set forth.

Given under my hand and notarial seal this 6th day of March, 2003.

[“OFFICIAL SEAL” JENNIFER RENCH COMMISSION EXPIRES 02/11/07]

/s/ Jennifer Rench

(Notary Public)

My Commission Expires: